UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 11, 2008 (July 8, 2008)

JAMES RIVER COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On June 30, 2008, James River Coal Company (the “Company”) issued a press release regarding its entry into an agreement to acquire certain assets from Cheyenne Resources, Inc. (“Cheyenne”).  The terms of the transaction are described in the press release and filed on Form 8-K on June 30, 2008, which Form 8-K is incorporated herein by reference.  In accordance with the terms of the agreement, the transaction closed on July 8, 2008, and the Company issued 387,973 shares of its common stock, par value $0.01 per share (the “Shares”), to Cheyenne as a portion of the purchase price.  The Shares were valued pursuant to the agreement at $16 million.

The Shares were sold to Cheyenne in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.  Cheyenne and its controlling shareholders are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

In connection with the acquisition, the Company obtained consents from the required lenders under the Company’s existing term and revolving credit agreements that allowed the Company to effectuate the issuance of the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant) By: /s/ Samuel M. Hopkins II Samuel M. Hopkins II Vice President and Chief Accounting Officer

Date:  July 11, 2008